UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2009 (September 17, 2009)

SOLERA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33461	26-1103816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15030 Avenue of Science

San Diego, California 92128

(Address of principal executive offices, including Zip Code)

(858) 724-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 17, 2009, ArgeMu Holding GmbH, a German limited liability company and an indirect wholly owned subsidiary of the registrant (“Purchaser”), entered into a Share Purchase Agreement, dated September 17, 2009 (the “Agreement”), among Purchaser, (1) “Cuss-GmbH” Com-puterunterstützte Sachverständigen Systeme, a German limited liability company, (2) DEKRA Automobil GmbH, a German limited liability company, and (3) AWG Abfallwirtschafts-gesellschaft mbH, a German limited liability company ((1), (2) and (3) being referred to in this Current Report on Form 8-K as the “Sellers”), and the registrant, pursuant to which, among other things, Purchaser will acquire from the Sellers 85% of the outstanding share capital of AUTOonline GmbH In-formationssysteme, a German limited liability company (“AUTOonline”) at the closing. The purchase price to be paid at the closing is equal to approximately $85 million (€59.5 million) and is subject to certain adjustments after the closing. The transaction is expected to close on October 1, 2009. AUTOonline provides a leading European eSalvage vehicle exchange platform.

In periods following the year ending December 31, 2009, subject to the terms and conditions of the Agreement, each of the Sellers that own the remaining 15% of the outstanding share capital of AUTOonline (the “Remaining Sellers”) has the right to require the Purchaser to purchase, and the Purchaser has the right to require each of the Remaining Sellers to sell to the Purchaser, such Remaining Seller’s respective portion of the remaining 15% of the outstanding share capital of AUTOonline. The purchase price for exercising such rights in any given year is based on the Consolidated EBITDA (as defined in the Agreement) for AUTOonline for the calendar year or fiscal year, as applicable, ending prior to such exercise.

The Agreement is subject to certain customary representations, warranties and indemnification provisions that the parties made to, and solely for the benefit of, each other. The assertions embodied in those representations and warranties are qualified by information contained in confidential disclosure schedules delivered in connection with signing the Agreement. Pursuant to the Agreement, the registrant has agreed to guarantee the performance of certain obligations of Purchaser under the Agreement. In addition, the Agreement contains certain non-compete provisions limiting Sellers’ ability to compete with the businesses of AUTOonline or any of its subsidiaries for 30 months the date of closing.

In connection with the execution of the Agreement, Purchaser has pledged its rights under the Agreement and has agreed to pledge the shares of AUTOonline purchased at the closing of the transaction for the benefit of the registrant’s lenders under the registrant’s Amended and Restated First Lien Credit and Guaranty Agreement.

Item 7.01 Regulation FD Disclosure.

The registrant hereby furnishes the information set forth in the press release issued on September 17, 2009, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information, including Exhibit 99.1, furnished in this report is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA HOLDINGS, INC.

/s/ Jason Brady
Date: September 17, 2009	Name:	Jason Brady
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Solera Holdings, Inc. on September 17, 2009.